Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Decent Holding Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A Ordinary Share, par value US$0.0025 per share, or, in lieu thereof, one Pre-Funded Warrant to purchase one Class A Ordinary Share, and one Warrant to purchase one Class A Ordinary Share	(1)	457(o)		$	$4,000,000.00	0.0001381	$552.40
Fees to be Paid	Equity	Class A Ordinary Shares included in the Units	(2)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Pre-Funded Warrants to purchase Class A Ordinary Shares included in the Units	(3)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants	(4)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Warrants to purchase Class A Ordinary Shares included in the Units	(5)	Other			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	(6)	457(o)		$	$5,000,000.00	0.0001381	$690.50

Total Offering Amounts:							$9,000,000.00		1,242.90
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$1,242.90

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby also include an indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of the Units. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares (or Pre-Funded Warrants in lieu thereof) and the Warrants comprising the Units are immediately separable and will be issued separately.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby also include an indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

Pursuant to Rule 457(i) under the Securities Act, no separate fee is required for the Class A Ordinary Shares, Pre-Funded Warrants and Warrants included in the Units, as the maximum aggregate offering price of the Units includes the value of such securities.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby also include an indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

Pursuant to Rule 457(i) under the Securities Act, no separate fee is required for the Class A Ordinary Shares, Pre-Funded Warrants and Warrants included in the Units, as the maximum aggregate offering price of the Units includes the value of such securities.

The proposed maximum aggregate offering price of the Units will be reduced on a dollar-for-dollar basis by the proposed maximum aggregate offering price of any Pre-Funded Warrants issued in lieu of Class A Ordinary Shares, such that the aggregate offering price of the Units, together with the aggregate exercise price of the Pre-Funded Warrants, will not exceed $4,000,000.
(4)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby also include an indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

Pursuant to Rule 457(i) under the Securities Act, no separate fee is required for the Class A Ordinary Shares, Pre-Funded Warrants and Warrants included in the Units, as the maximum aggregate offering price of the Units includes the value of such securities.
(5)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby also include an indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

No separate registration fee is required for the Warrants pursuant to Rule 457(g) under the Securities Act.
(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered hereby also include an indeterminate number of additional securities as may be issuable to prevent dilution resulting from share splits, share dividends or similar transactions.

Calculated pursuant to Rule 457(o) under the Securities Act based on the exercise price of the Warrants representing 125% of the assumed public offering price per Unit.

The fee rate of $138.10 per $1,000,000 applies to registration statements filed on or before September 30, 2026. Registration statements filed on or after October 1, 2026 are subject to a fee rate of $87.00 per $1,000,000, which would result in a net fee due of $783.68.